Exhibit 99.1

WellPoint Announces Definitive Agreement to Acquire Amerigroup

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Acquisition Advances the Companies’ Capabilities to More Effectively and Efficiently Serve the Growing Medicaid Population, Including the Expanding Dual Eligible, Seniors and Persons with Disabilities, and Long-term Services and Support Markets

•	Acquisition Expands WellPoint’s Core Business and Advances the Combined Company’s Future Growth Potential

•	Combination Leverages Both Companies’ Goals of Lowering Costs for Governments While Improving Care Quality for Program Beneficiaries

•	Transaction Expected to be Accretive to WellPoint’s Earnings Per Share in 2013

INDIANAPOLIS and VIRGINIA BEACH — July 9, 2012 — WellPoint, Inc. (NYSE: WLP) and Amerigroup Corporation (NYSE: AGP) announced today that they have entered into a definitive agreement through which WellPoint will acquire Amerigroup, one of the nation’s leading managed care companies that is focused on meeting the health care needs of financially vulnerable Americans. This combination brings together two premier organizations with a common goal of creating better health care quality at more affordable prices for their customers. The acquisition also advances the companies’ capabilities to more effectively and efficiently serve the growing Medicaid population, including the expanding dual eligible, seniors and persons with disabilities (SPD), and long-term services and support markets (LTSS).

Under the terms of the agreement, WellPoint will pay $92.00 per share in cash to acquire all of the outstanding shares of Amerigroup for a transaction value of approximately $4.9 billion.

“We believe that this combination will create an industry leader in the government sector serving Medicaid and Medicare enrollees. This is an opportunity to capitalize on the strengths of both companies to better serve our members and position our companies for future growth as the health insurance industry changes and as we prepare for health insurance exchanges,” said Angela F. Braly, chair, president and chief executive officer of WellPoint. “Amerigroup has an excellent management team, a history of disciplined membership growth, and a proven track record in working with state and federal governments and the provider community to improve health care costs and quality for its customers. I am delighted to have not only Jim Carlson’s continued leadership, but also other members of Amerigroup’s senior team to help lead these efforts at WellPoint.”

States are looking increasingly to managed care as a solution to more effectively operate their Medicaid programs because of the increasing evidence of its value proposition. Additionally, the dual eligible, Medicaid SPD and LTSS markets present significant opportunities to help improve value in the entire Medicaid system, especially for people who are dealing with chronic or highly acute medical conditions. Amerigroup’s deep experience and leading LTSS programs combined with WellPoint’s CareMore subsidiary’s services and care management model for chronically ill and frail members, enhances the ability to improve the quality of care for these members while holding down cost increases.

“Today’s health care arena is more transformative than ever and companies must have broad capabilities to succeed,” said James G. Carlson, Amerigroup’s chairman and chief executive officer. “In 14 states, WellPoint has the most powerful brand in the health care industry and we are looking forward to adding our experience and reputation to their capabilities.”

“We’re continuing to advance our strategic objectives of creating the best health care value in our industry, excelling at day-to-day execution and capitalizing on new opportunities to drive growth,” said Braly. “Both companies have similar cultures and values, and an unwavering commitment to our customers. We know that lowering costs for states while improving the quality of care for program beneficiaries is a winning proposition for our members, company, associates, shareholders and the entire health care system. We look forward to serving our new members, enhancing collaboration with providers and strengthening our presence in the communities we serve.”

Upon completion, WellPoint, with its affiliated Medicaid plans, will serve more than four-and-a-half million beneficiaries of state sponsored health care programs. The combined company’s Medicaid footprint will include 19 states. The company will also have a presence in 13 states with significant near-term dual eligible managed care opportunities, including a presence in the four largest states that have a combined $105 billion in annual dual eligible spending.

The acquisition is expected to close in the first quarter of 2013 and is subject to certain state regulatory approvals and standard closing conditions and customary approvals required under the Hart-Scott-Rodino Antitrust Improvements Act and the approval of Amerigroup’s stockholders. The transaction will be financed with cash on hand, commercial paper and new debt issuance.

The transaction is expected to be accretive to WellPoint’s earnings per share in 2013, including one-time transaction and integration costs. Accretion is expected to increase in 2014 and exceed $1.00 per share by 2015, inclusive of the build out costs associated with the expanding dual eligible and reform-driven Medicaid opportunities. WellPoint is not changing its 2012 EPS guidance for this transaction.

“The acquisition of Amerigroup expands our scale and further diversifies our business mix by deepening our investment in the high growth Medicaid marketplace. It also increases our flexibility to serve customers across the economic spectrum,” said Wayne S. DeVeydt, executive vice president and chief financial officer of WellPoint. “We believe the acquisition is not only strategically important, significantly enhancing our future revenue and EPS growth opportunities, but will also provide an attractive return for our shareholders.”

WellPoint’s financial advisor is Credit Suisse and its legal advisor is Linklaters LLP. Goldman Sachs & Co. and Barclays are acting as financial advisors to Amerigroup, and its legal advisor is Skadden, Arps, Slate, Meagher & Flom LLP.

Conference Call

WellPoint will host a conference call and webcast today at 8:00 a.m. Eastern Daylight Time (“EDT”) to discuss the acquisition of Amerigroup. Joining the WellPoint management team will be Amerigroup’s chairman and chief executive officer, James G. Carlson, and James W. Truess, chief financial officer. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

800-230-1093 (Domestic)	800-475-6701 (Domestic Replay)

612-288-0337 (International)	320-365-3844 (International Replay)

An access code is not required for today’s conference call. The access code for the replay is 254066. The replay will be available from 11 a.m. EDT today until the end of the day on July 23, 2012. The call will also be available through a live webcast at www.wellpoint.com. A webcast replay will be available following the call.

About WellPoint, Inc.

At WellPoint, we believe there is an important connection between our members’ health and well-being—and the value we bring our customers and shareholders. So each day we work to improve the health of our members and their communities. And, we can make a real difference since we have nearly 34 million people in our branded health plans, and more than 62 million people served through our subsidiaries. As an independent licensee of the Blue Cross and Blue Shield Association, WellPoint serves members as the Blue Cross licensee for California; the Blue Cross and Blue Shield licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as the Blue Cross Blue Shield licensee in 10 New York City metropolitan and surrounding counties and as the Blue Cross or Blue Cross Blue Shield licensee in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), and Wisconsin. In a majority of these service areas, WellPoint’s plans do business as Anthem Blue Cross, Anthem Blue Cross and Blue Shield, Blue Cross and Blue Shield of Georgia and Empire Blue Cross Blue Shield, or Empire Blue Cross (in the New York service areas). WellPoint also serves customers throughout the country as UniCare and in certain California, Arizona and Nevada markets through our CareMore subsidiary. Additional information about WellPoint is available at www.wellpoint.com

About Amerigroup

Amerigroup, a Fortune 500 company, coordinates services for individuals in publicly funded health care programs. Currently serving approximately 2.7 million members in 13 states nationwide, Amerigroup expects to expand operations to Kansas as a result of a previously awarded state contract. Amerigroup is dedicated to offering real solutions that improve health care access and quality for its members, while proactively working to reduce the overall cost of care to taxpayers. Amerigroup accepts all eligible people regardless of age, sex, race or disability.

WellPoint Contacts:

Investor Relations	Media
Michael Kleinman, 317-488-6713	Kristin Binns, 917-697-7802
Sean Meenan, 317-488-6715	Jill Becher, 414-234-1573

Amerigroup Contacts:

Investor Relations	Media
Julie Loftus Trudell, 757-321-3597	Maureen McDonnell, 757-473-2731

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “should”, “estimates”, “intends”, “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Amerigroup’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Amerigroup’s and WellPoint’s ability to consummate the merger; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the failure by WellPoint to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; the possibility that costs or difficulties related to the integration of Amerigroup’s and WellPoint’s operations will be greater than expected; operating costs and business disruption may be greater than expected; the ability of Amerigroup to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Amerigroup and WellPoint operate, as detailed from time to time in each of Amerigroup’s and WellPoint’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in each of Amerigroup’s and WellPoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and Item 1.A in each of Amerigroup’s and WellPoint’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Amerigroup and WellPoint caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Amerigroup and WellPoint or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Neither Amerigroup nor WellPoint undertakes any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Amerigroup and WellPoint. The proposed transaction will be submitted to the stockholders of Amerigroup for their consideration. In connection with the proposed transaction, Amerigroup will prepare a proxy statement to be filed with the SEC. Amerigroup and WellPoint plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Amerigroup’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Amerigroup by going to Amerigroup’s Investor Relations website page by clicking the “Investors” link at www.amerigroup.com or by sending a written request to Amerigroup’s Secretary at Amerigroup Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, or by calling the Secretary at (757) 490-6900.

Interests of Participants

Amerigroup and WellPoint and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Amerigroup in connection with the proposed transaction. Information regarding Amerigroup’s directors and executive officers is set forth in Amerigroup’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 27, 2012 and February 24, 2012, respectively. Information regarding WellPoint’s directors and executive officers is set forth in WellPoint’s proxy statement for its 2012 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 2, 2012 and February 22, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statement to be filed by Amerigroup with the SEC when it becomes available.